Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Chris Barnes, (972) 673-5539

Investor Relations Heather Catelotti, (972) 673-5869
DR PEPPER SNAPPLE GROUP ANNOUNCES UPSIZING AND PRICING OF CASH TENDER OFFERS FOR ITS 7.45% SENIOR NOTES DUE 2038 AND 6.82% SENIOR NOTES DUE 2018

Plano, TX, June 5, 2017 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced an amendment to the previously announced cash tender offers (the "Tender Offers") for its outstanding 7.45% Notes due 2038 (the "2038 Notes") and 6.82% Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Notes") to increase the maximum aggregate purchase price (exclusive of Accrued Interest) related to Notes tendered from $180 million to $250 million (the "Maximum Tender Amount"). All other terms of the Tender Offers as previously announced remain unchanged.

In addition, DPS today announced the pricing terms and consideration payable in connection with the Tender Offers, as listed in the table below.

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	2038 Tender Cap	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)	Total Consideration(1)(2)
7.45% Notes due 2038 (CUSIP No. 26138EAJ8)	$250,000,000	$125,000,000	1	3.00% due February 15, 2047	FIT1	130	$30.00	$1,461.25
6.82% Notes due 2018 (CUSIP No. 26138EAH2)	$364,128,000	N/A	2	0.75% due April 30, 2018	FIT3	45	$30.00	$1,044.27
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(1) Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by DPS.
(2) The Total Consideration for each series of Notes is inclusive of the Early Tender Premium but exclusive of Accrued Interest and is based on the Reference Yield (defined below) of the Reference Treasury Security (defined below) as of 2:00 p.m., New York City time on June 5, 2017.

The Total Consideration was determined in the manner described in the Offer to Purchase by reference to the Fixed Spread specified for the applicable series of Notes over the applicable yield (the "Reference Yield") of the applicable U.S. Treasury Security specified for such series of Notes (the "Reference Treasury Security") in the table above. Holders of Notes that were validly tendered and not validly withdrawn at or before 5:00 p.m., New York City time, on June 2, 2017 (the "Early Tender Date") and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the "Early Tender Premium"). Holders of Notes who validly tender their Notes after the Early Tender Date and at or before the Expiration Date (defined below) will only receive the applicable Tender Offer Consideration per $1,000 principal amount of Notes that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. However, since the 2038 Notes tendered at or before the Early Tender Date exceeded the 2038 Tender Cap (defined below), further tenders of 2038 Notes at or before the Expiration Date will not be accepted for purchase. Holders whose Notes are accepted for purchase pursuant to the Tender Offers will also receive Accrued Interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Final Settlement Date (defined below). The Reference Yield and Total Consideration for each series of Notes were determined by the Dealer Manager (identified below) at 2:00 p.m., New York City time, today, and are set forth in the table above.

Because the $156.911 million aggregate principal amount of the 2038 Notes tendered and not validly withdrawn at or before the Early Tender Date exceeds the maximum aggregate principal amount of $125 million (the "2038 Tender Cap"), DPS will not accept for purchase, subject to the terms and conditions of the Tender Offers, all of the 2038 Notes that have been tendered. DPS instead intends to accept 2038 Notes that were validly tendered and not validly withdrawn at or before the Early Tender Date for purchase on a pro rata basis up to the 2038 Tender Cap using a proration rate of approximately 79.7% for the 2038 Notes, subject to the terms and conditions of the Tender Offers. DPS intends to accept for purchase, subject to the terms and conditions of the Tender Offers, the aggregate principal amount of 2038 Notes tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment. DPS intends to accept for purchase, subject to the terms and conditions of the Tender Offers, all of the $62.698 million aggregate principal amounts of 2018 Notes validly tendered and not validly withdrawn as of the Early Tender Date.

DPS has chosen not to exercise its option to have an Early Settlement Date (as defined in the Offer to Purchase).
The Tender Offers will expire at 11:59 p.m., New York City time, on June 16, 2017, unless extended (the "Expiration Date"). The Withdrawal Deadline and Early Tender Date of 5:00 p.m., New York City time, on June 2, 2017 have passed and have not been extended. Accordingly, previously tendered Notes and Notes tendered after the Withdrawal Deadline and at or before the Expiration Date may not be withdrawn, subject to applicable law. However, since the 2038 Notes tendered at or before the Early Tender Date exceed the 2038 Tender Cap, further tenders of 2038 Notes at or before the Expiration Date will not be accepted for purchase.

DPS reserves the right but is under no obligation to accept for purchase any 2018 Notes validly tendered following the Early Tender Date and at or before the Expiration Date, subject to the Maximum Tender Amount and all conditions to the Tender Offers having been satisfied or waived by it, on a date immediately following the Expiration Date (the "Final Settlement Date"). If the aggregate purchase price of all Notes tendered exceeds the Maximum Tender Amount, then 2018 Notes tendered following the Early Tender Date and accepted for purchase will be accepted on a pro rata basis, assuming all conditions to the Tender Offers have been satisfied or waived by DPS. The Final Settlement Date is expected to take place on June 19, 2017, assuming all conditions to the Tender Offers have been satisfied or waived by DPS.
DPS' obligation to accept for purchase, and to pay for, Notes validly tendered and not withdrawn pursuant to the Tender Offers is subject to the satisfaction or waiver of the conditions to the relevant Tender Offers, including the condition (the "Tender Financing Condition") that DPS has successfully completed one or more financing transactions (the "Debt Financing Transactions"), which may include at DPS' option issuances of commercial paper (excluding commercial paper issuances for general corporate purposes not related to the Tender Offers), an offering of debt securities or another capital markets or financing transaction, on terms and conditions satisfactory to DPS, providing net proceeds sufficient to pay the aggregate purchase price and Accrued Interest of all Notes validly tendered (and not validly withdrawn) and accepted for purchase by DPS in the Tender Offers. There can be no assurance that DPS will be able to complete the Debt Financing Transactions and thus no assurance that the Tender Financing Condition will be satisfied.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase and the Letter of Transmittal which have been sent to holders of the Notes. Holders of the Notes are urged to read the tender offer documents carefully. Notes not tendered and purchased pursuant to the Tender Offers may remain outstanding, mature and be paid in accordance with their terms.

The Tender Offers are being made solely by means of the related Offer to Purchase and the Letter of Transmittal. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, including in connection with the Debt Financing Transactions, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase. None of DPS, the Dealer Manager, the Tender Agent, the Information Agent or the Trustee is making any recommendation as to whether holders of the Notes should tender their Notes in response to the Tender Offers.

Morgan Stanley & Co. LLC is the Dealer Manager for the Tender Offers. Questions regarding the Tender Offers may be directed to Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free). Requests for the Offer to Purchase and the Letter of Transmittal may be directed to D.F. King & Co. at 48 Wall Street, 22nd Floor, New York, New York 10005 Attn: Andrew Beck, (212) 269-5550 (for banks and brokers) or (877) 536-1556 (for all others).

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and nine of our 10 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, IBC, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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